DATED: 17 January 2023

OPTIMUM LEAD LIMITED

and

PACIFIC EXPRESS LIMITED

and

GRAND WELL VENTURES LIMITED

and

GLAM CAPITAL GROUP COMPANY LIMITED

SALE AND PURCHASE AGREEMENT

relating to the entire issued share capital of

GRAND MOORE CAPITAL LIMITED

So, Lung and Associates, Solicitors

15/F, China Taiping Tower,

Phases 1 & 2, 8 Sunning Road

Causeway Bay, Hong Kong

Ref. No.: CP-21145

THIS AGREEMENT is made on 17 January 2023

BETWEEN:-

(1) **OPTIMUM LEAD LIMITED**, a company incorporated in the British Virgin Islands on 11 March 2015 (BVI Company Number: 1865606) and registered as non-Hong Kong company in Hong Kong (CR Number :F25701), whose principal place of business in Hong Kong is at 10th Floor, 8 Observatory Road, Tsim Sha Tsui, Kowloon, Hong Kong (the "**Optimum Lead**");

(2) **PACIFIC EXPRESS LIMITED**, a company incorporated in the British Virgin Islands on 3 December 2018 (BVI Company Number: 2000140), whose registered office is at Corporate Registrations Limited, Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town. Tortola, British Virgin Islands (the "**Pacific Express**");

(Optimum Lead and Pacific Express are hereinafter collectively referred to as the "**Vendors**")

(3) **GRAND WELL VENTURES LIMITED (宏康創投有限公司)**, a company incorporated in the British Virgin Islands, whose registered office is at Coastal Building, Wickham's Cay II P.O. Box 2221 Road Town Tortola VG1110, British Virgin Island (the "**Purchaser**"); and

(4) **GLAM CAPITAL GROUP COMPANY LIMITED (港利資本控股有限公司)**, a company incorporated in Cayman Islands with limited liability on 28 April 2020, whose registered office is at Osiris International Cayman Limited, #4-210, Governors Sq., 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands (the "**GLAM Capital Group**").

(each a "**Party**" and collectively referred to as "**Parties**")

<u>RECITALS :</u>

(A) Grand Moore Capital Limited (中毅資本有限公司) (the "**Company**") is a company incorporated in Hong Kong with limited liability on 14 May 2015 and is owned as to 66.67% by Optimum Lead and 33.33% by Pacific Express. Further particulars of the Company are set out in Part 1 of Schedule 1.

(B) Pacific Express is the wholly-owned subsidiary of Worldgate Global Logistics Limited (8292.HK) (the "**Worldgate Global**"). Worldgate Global, a company incorporated in Cayman Islands with limited liability, whose shares are listed on the GEM Board of the Stock Exchange.

(C) GLAM Capital Group, through the Purchaser, indirectly holds 100% interest in GLAM Capital Limited (港利資本有限公司) (the "**GLAM Capital**"). Further particulars of GLAM Capital Group, the Purchaser and GLAM Capital are set out in Part 3 to Part 5 of Schedule 1.

(D) GLAM Group and the Vendors have agreed to merge by way of transferring the Vendors' entire interest in the Company to the Purchaser in return for the Consideration Shares, subject to and upon the terms and conditions of this Agreement.

(E) GLAM Capital Group agrees to enter into this Agreement to signify its acknowledgement to the terms of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1. INTERPRETATION

1.1 In this Agreement, including the Recitals, the following expressions shall have the following meanings except where the context otherwise requires:

"Active Ideal"	means Active Ideal Holdings Limited, a company incorporated in the British Virgin Islands and the particulars of which are set out in Part 2 of Schedule 1;
"Business Day"	means any day (excluding a Saturday) on which banks are generally open for business in Hong Kong;
"Company"	means Grand Moore Capital Limited (中毅資本有限公司), a company incorporated in Hong Kong and the particulars of which are set out in Part 1 of Schedule 1;
"Condition"	means a condition set out in Clause 3.1 and "**Conditions**" means all those conditions;

"Completion"	means the completion of the sale and purchase of the Sale Shares in accordance with this Agreement;
"Completion Date"	has the meaning given in Clause 5.1;
"Consideration"	means the consideration payable by the Purchaser for the purchase of the Sale Shares as set out in Clause 4.1;
"Consideration Shares"	means the aggregate of 50,000 ordinary shares of US$1.00 each in the capital of GLAM Capital Group to be allotted and issued to Active Ideal and such shares are to be credited as fully paid in pursuance of the provisions of Clause 4 in satisfaction of the Consideration;
" Encumbrance"	means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-Party right or interest, other encumbrance or security interest of any kind, or any other type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect, and any agreement or obligation to create or grant any of the aforesaid;
"GLAM Accounts"	means GLAM Audited Accounts and GLAM Management Accounts, copies of which are set out in Schedules 6 and 7 respectively;
"GLAM Accounts Date"	means 31 March 2022 in respect of the GLAM Audited Accounts and 30 November 2022 in respect of the GLAM Management Accounts;
"GLAM Audited Accounts"	means the audited financial statements of the GLAM Group for the year ended 31 March 2022;
"GLAM Capital"	means GLAM Capital Limited (港利資本有限公司), a company incorporated in Hong Kong and the particulars of which are set out in Part 5 of Schedule 1;

"GLAM Capital Group"	means GLAM Capital Group Company Limited (港利資本控股有限公司), a company incorporated in the Cayman Islands and the particulars of which are set out in Part 3 of Schedule 1;
"GLAM Group"	means GLAM Capital Group, the Purchaser and GLAM Capital, and each shall be referred to as a "***GLAM Group Company***";
"GLAM Key Personnel"	means each responsible officer (as such term is defined in the SFO) and director of GLAM Capital;
"GLAM Management Accounts"	means the unaudited accounts of GLAM Group for the period commencing on the date after 31 March 2022 and ending on 30 November 2022;
"GLAM Warranties"	means the agreements, obligations, warranties, representations, indemnities and undertakings by the Purchaser contained in this Agreement including the representations, warranties, undertakings and indemnities contained in Schedule 4;
"GM Accounts"	means GM Audited Accounts and GM Management Accounts, copies of which are set out in Schedules 8 and 9 respectively;
"GM Accounts Date"	means 31 March 2022 in respect of GM Audited Accounts and 30 November 2022 in respect of the GM Management Accounts;
"GM Audited Accounts"	means the audited financial statements of the Company for the year ended 31 March 2022;
"GM Management Accounts"	means the unaudited accounts of the Company for the period commencing on the date after 31 March 2022 and ending on 30 November 2022;
"GM Warranties"	means the agreements, obligations, warranties, representations, indemnities and undertakings by the

	Vendors contained in this Agreement including the representations, warranties, undertakings and indemnities contained in Schedule 5;
"GM Key Personnel"	means each responsible officer (as such term is defined in the SFO) and director of the Company;
"Longstop Date"	means six (6) months from the date of this Agreement, or such later date as the Parties may agree;
"Material Adverse Effect"	means the occurrence of any matter or event (or series of matters or events) which is or is reasonably likely to be materially adverse to the business, financial condition, results of operations, properties, assets (tangible or intangible), liabilities or prospects of a person or a group of persons taken as a whole;
"Relief"	means any loss, relief, allowance, exemption, set-off, deduction, right to repayment or credit in relation to any Taxation pursuant to any legislation or otherwise;
"Restructuring"	means the proposed restructuring set out in the Restructuring Memorandum;
"Restructuring Memorandum"	means the restructuring memorandum set out in Schedule 3, with such amendments as may be agreed between the Parties (acting reasonably) from time to time;
"SFC"	means The Securities and Futures Commission of Hong Kong;
"SFO"	means the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong);
"Sale Shares"	means the aggregate of 25,350,000 ordinary shares of HK$1.00 each in the capital of the Company, representing its entire issued share capital, to be sold by the Vendors to the Purchaser as contemplated by

Clause 2.1, and **"relevant Sale Shares"** means such number of Sale Shares to be sold by each of the Vendors as set opposite its name in Column (2), Part 1 of Schedule 2;

"Stock Exchange" means The Stock Exchange of Hong Kong Limited;

"Taxation" means all forms of taxation including both local and overseas taxation and, without limitation, shall include all forms of income tax, profits tax, interest tax, estate duty and stamp duty and all levies, imposts, duties, charges, fees, deductions and withholdings whatsoever charged or imposed by any Tax Authority; and

"Tax Authority" means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function including the Inland Revenue Department and Customs & Excise Department of the Government of Hong Kong.

1.2 In this Agreement:

(a) references to Clauses, Recitals and Schedules are to clauses in, recitals of and schedules to this Agreement;

(b) reference to a Paragraph is to the paragraph of the Schedule in which the reference appears;

(c) the Schedules and Recitals form part of this Agreement;

(d) reference to a Party includes a reference to that Party's successors and permitted assigns;

(e) reference to any statute, regulation or other statutory provision in this Agreement includes reference to such statute or regulation or provision as modified, consolidated or re-enacted from time to time;

(f) words denoting the singular include the plural and vice versa, words denoting one gender include all genders, and words denoting persons include corporations and vice versa; and

(g) headings are for ease of reference only and do not form part of this Agreement.

1.3 The terms and conditions of this Agreement are intended solely for the benefit of each Party and its respective successors or permitted assigns, and it is not the intention of the Parties to confer third Party beneficiary rights upon any other person. Unless expressly provided to the contrary in this Agreement, a person who is not Party has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Agreement. Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.4 A reference to the Party's awareness of a fact, matter or circumstance is deemed to include such fact, matter or circumstance which the Party was aware or would have been aware of such fact, matter or circumstance had the Party and its advisers made all reasonable enquiries on or before Completion of the fact, matter or circumstance forming the basis of the relevant claim by the Vendors or the Purchaser (as the case may be) under any provision of this Agreement or any other document entered into pursuant to this Agreement. For this purpose, the Vendors or the Purchaser (as the case may be) shall be deemed to have knowledge (without limitation) of those facts, matters and circumstances which could be deduced from this Agreement, the GM Accounts, GLAM Accounts or the contents of any due diligence report (in draft or final form) prepared by the Vendors for the GLAM Group or by the Purchaser for the Company.

2. SALE AND PURCHASE

2.1 Subject to and upon the terms and conditions of this Agreement, each of the Vendors as beneficial owner shall sell and the Purchaser shall purchase such number of Sale Shares as set opposite the respective names of the Vendors in Column (2), Part 1 of Schedule 2 free from all charges, liens, Encumbrances, equities or other third Party claims or interests of any nature whatsoever and with all rights now and hereafter attaching thereto including the right to all dividends hereafter paid, declared or made in respect thereof.

2.2 Each of the Vendors hereby irrevocably waives any pre-emption or other similar rights it may have in relation to any of the Sale Shares whether under

the articles of association of the Company or otherwise.

2.3 The Purchaser shall not be obliged to purchase any of the Sale Shares unless all the Vendors comply with their respective obligations under Clause 2.1. The Purchaser may rescind this Agreement if any of the Vendors fails to sell its relevant Sale Shares to the Purchaser as contemplated by Clause 2.1.

3. CONDITIONS

3.1 Completion is conditional on the following Conditions being satisfied (as supported by evidence reasonably satisfactory to the relevant Party), or waived in writing by the Vendors or the Purchaser (as the case may be), in accordance with this Agreement:

(a) all necessary consents and approvals from SFC in relation to the change in shareholding of each of the Company and GLAM Capital;

(b) the Restructuring having been completed by the Vendors and the GLAM Group substantially in accordance with the terms of the Restructuring Memorandum (or otherwise on terms acceptable to the Parties);

(c) none of the registration, licences, approvals or membership issued, granted or provided by the Licensing Authorities for each of the Company and GLAM Capital not being withdrawn or suspended or, as the case may be, having been duly renewed;

(d) if required by any applicable law or regulation, the relevant Licensing Authorities (i) having been notified of the change of control of each of the Company and GLAM Capital; (ii) having approved or confirmed that they have no objection to it;

(e) the GLAM Warranties remaining true and accurate in all material respects up to the date of the Completion;

(f) the GM Warranties remaining true and accurate in all material respects up to the date of the Completion;

(g) completion to the satisfaction of the Purchaser of its due diligence review of the Company including, but not limited to, review of business, legal,

financial and taxation aspects of the Company, it does not contain anything which is not acceptable to the Purchaser; and

(h) completion to the satisfaction of the Vendors of its due diligence review of GLAM Capital including, but not limited to, review of business, legal, financial and taxation aspects of the GLAM Capital, it does not contain anything which is not acceptable to the Vendors.

3.2 The Vendors and the Purchaser shall make best efforts to achieve satisfaction of the Condition set out in Clause 3.1(a) as soon as possible after the date of this Agreement and in any event not later than 5.00 p.m. on the Longstop Date, including, without limitation, by:

(a) making all necessary applications and filings as soon as practicable after the date of this Agreement;

(b) promptly supplying all information required by SFC and any relevant authority or under applicable laws and regulations in order for them to grant the consent or approval to the change in shareholding of each of the Company and GLAM Capital; and

(c) keeping the other Party duly informed of its progress towards satisfying such Condition (including providing to the other Party copies of the relevant applications, filings and communications to, or received from, any relevant authority), providing the other Party with a reasonable opportunity to comment on the applications, filings and communications to the relevant authority prior to their submission and, if requested by the other Party, allowing the other Party to attend meetings with the relevant authority.

3.3 If, at any time, a Party becomes aware of a fact or circumstance that might prevent a Condition being satisfied, it shall inform the other Party of the matter.

3.4 At any time on or before 5:00 p.m. on the Longstop Date (or such other date may agree in writing), the Purchaser or the Vendors (as the case may be) may waive the Conditions set out in Clause 3.1 by notice to the other Party on any terms it decides.

3.5 If any of the Conditions set out in Clause 3.1 has not been waived by the Purchaser or the Vendors (as the case may be) pursuant to Clause 3.4 or has not been satisfied by 5:00 p.m. on the Longstop Date (or such other date may agree in writing) this Agreement shall automatically terminate with immediate effect.

3.6 Each Party's further rights and obligations under this Agreement shall cease immediately on termination and no Party hereto shall have any claims against the other Parties (save and except in respect of any antecedent breaches).

4. CONSIDERATION

4.1 The purchase price for the sale of the Sale Shares to the Purchaser shall be in the sum of HK$58,751,875, which shall be paid by the Purchaser by way of procuring GLAM Capital Group to allot and issue to Active Ideal (a nominee as designated by the Vendors) such number of the Consideration Shares as set opposite the name of Active Ideal in Part 2 of Schedule 2 subject to and upon the terms and conditions of this Agreement. The Consideration Shares shall be credited as fully paid and free from all charges, liens, Encumbrances, equities or other third party claims or interests of any nature whatsoever.

4.2 The Consideration Shares shall rank pari passu in all respects with other shares in issue or to be issued by GLAM Capital Group on or prior to the Completion Date including the rights to all dividends and other distributions declared, made or paid at any time after the date of allotment.

5. COMPLETION

5.1 Completion shall take place at such place and on such time as the Parties hereto may agree in writing on the date which is three Business Days after the date (not being later than the Longstop Date) on which the last of the Conditions to be satisfied or waived is satisfied or waived (the "**Completion Date**"), as shall be notified by the Purchaser to the Vendors on such date when such Condition is satisfied or waived.

5.2 At Completion, each of the Vendors shall deliver or procure to be delivered to the Purchaser the following:

(a) instrument of transfer and bought & sold note duly executed by the

relevant Vendor in favour of the Purchaser in respect of the relevant Sale Shares it holds;

(b) application for the subscription of the relevant Consideration Shares signed by Active Ideal;

(c) a certified true copy of the directors' resolutions and/or the shareholders' resolutions of the relevant Vendor approving: (i) the terms of this Agreement; (ii) the execution of this Agreement and such other documents in connection with the transaction contemplated hereunder; (iii) the transfer of the relevant Sale Shares contemplated hereunder; and (iv) the appointment of Active Ideal as the Vendors' nominee to hold the Consideration Shares; and (v) the subscription of the relevant Consideration Shares by Active Ideal pursuant to this Agreement;

(d) a certified true copy of the directors' resolutions of the Company approving: (i) the transfer of the Sale Shares contemplated hereunder; (ii) the issue of the relevant share certificates to the Purchaser; (iii) amendment to the register of members of the Company by entering the name of the Purchaser as registered owner of the Sale Shares; and (iv) the director or company secretary to arrange registration and do necessary filing;

(e) share certificate(s) of the Company in respect of the Sale Shares validly issued in the name of the Purchaser and cancelled share certificate(s) of the Company in the name of the relevant Vendor;

(f) the following items of the Company:

    (i) certificate of incorporation, business licence and certificate of approval (if any);

    (ii) all government approvals in relation to the establishment, changes in capital, changes in shareholding structure, taxation and all other affairs of the Company;

    (iii) the memorandum and articles of association or equivalent constitutional documents;

(iv) all statutory records, resolutions and minute books (which shall be written up to date as at Completion);

(v) the common seal and all rubber stamps;

(vi) cheque books, cheque stubs, bank statements and receipt books;

(vii) all other accounting records;

(viii) copies of all tax returns and assessments (receipted where the due dates for payment fell on or before the Completion Date); and

(ix) all correspondence and other documents belonging to the Company;

5.3 Against compliance with the provisions of Clause 5.2, the Purchaser shall procure GLAM Capital Group to pass the necessary shareholders' resolutions and/or director's resolutions (a) authorising and giving effect to the allotment and issue of the Consideration Shares (credited as fully paid); and (b) approving the director and/or the registered agent to arrange registration of Active Ideal as a member of GLAM Capital Group and do necessary filing.

5.4 Completion of the sale and purchase of the Sale Shares and the allotment and issuance of the Consideration Shares pursuant to this Agreement shall take place simultaneously.

5.5 As soon as reasonably practicable after Completion and in any event no later than five (5) days after Completion, the Vendors shall procure the Company to register the Purchaser as a member of the Company and cause to be delivered to the Purchaser validly issued share certificate(s) in respect of the Sale Shares.

5.6 As soon as reasonably practicable after Completion and and in any event no later than five (5) days after Completion, GLAM Capital Group shall register Active Ideal as a member of GLAM Capital Group and cause to be delivered to Active Ideal validly issued share certificate(s) in respect of its relevant

Consideration Shares.

6. PRE-COMPLETION MATTERS AND OTHER UNDERTAKINGS

6.1 Pending Completion, each Party shall, with at least three (3) days' prior appointment in writing, allow the other Party, its agents and professional advisers and any person authorised by such Party given full access to inspect all the books and records and all other documents and information regarding their business, assets, liabilities, contracts and affairs.

6.2 Each of the Vendors hereby jointly and severally undertakes to procure that the existing business of the Company will continue to be operated on a normal and prudent basis and in the ordinary course of day-to-day operations consistent with past practice and it will not do or omit to do (or allow to be done or omit to be done) any act or thing not in the ordinary course of day-to-day operations which has a Material Adverse Effect on the Company and in particular (but without limiting the generality of the foregoing) will procure that, save as provided in this Agreement, the Company shall not prior to Completion, do, allow, or procure any act or permit any omission which would or might constitute a breach of any of the GM Warranties or any of its undertakings set out in this Agreement, save with the Purchaser's prior written consent.

6.3 The Purchaser hereby undertakes to procure that the existing business of GLAM Capital will continue to be operated on a normal and prudent basis and in the ordinary course of day-to-day operations consistent with past practice and it will not do or omit to do (or allow to be done or omit to be done) any act or thing not in the ordinary course of day-to-day operations which has a Material Adverse Effect on GLAM Capital and in particular (but without limiting the generality of the foregoing) will procure that, save as provided in this Agreement, the Purchaser shall not prior to Completion, do, allow, or procure any act or permit any omission which would or might constitute a breach of any of the GLAM Warranties or any of its undertakings set out in this Agreement, save with the Vendors' prior written consent.

7. REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND INDEMNITIES BY THE PURCHASER

7.1 The Purchaser hereby represents, warrants and undertakes to the Vendors and their successor in title that all GLAM Warranties as contained in Schedule 4 are

now and, unless otherwise indicated by the terms of the GLAM Warranties, will at Completion (if it takes place later than the date hereof) be true, accurate, complete and not misleading in all respects with reference to the facts and circumstances from time to time applying. The Purchaser acknowledges that the Vendors are entering into this Agreement in reliance upon each and every GLAM Warranty, the GLAM Warranties being given with the intention of inducing the Vendors to enter into this Agreement.

7.2 Each of the GLAM Warranties is without prejudice to any other warranty and, except where expressly stated otherwise, no provision contained in this Agreement shall govern or limit the extent or application of any other provision.

7.3 The rights and remedies of the Vendors in respect of any breach of the GLAM Warranties shall not be affected by Completion or by any investigation made by or on behalf of the Vendors into the affairs of GLAM Group, or by the Vendors rescinding, or failing to rescind, this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever.

7.4 The Purchaser hereby undertakes to indemnify and keep indemnified the Vendors against any loss or liability suffered by the Vendors as a result of or in connection with any breach of any of the GLAM Warranties including but not limited to any diminution in value of assets of, and/or any payment made or required to be made by, the Vendors and any costs and expenses (including legal expenses) incurred as a result of such breach provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies of the Vendors in relation to any such breach of the GLAM Warranties and all such other rights and remedies are hereby expressly reserved by the Vendors.

7.5 The Purchaser hereby undertakes in relation to the GLAM Warranties that it has made full inquiry, and there is no other information of which any of them is aware, the omission of which would render any of the GLAM Warranties untrue, inaccurate, incomplete or misleading.

8. REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND INDEMNITIES BY THE VENDORS

8.1 Each of the Vendors hereby jointly and severally represents, warrants and

undertakes to the Purchaser and its successor in title that, in respect of the Company, all GM Warranties as contained in Schedule 5 are now and, unless otherwise indicated by the terms of the GM Warranties, will at Completion (if it takes place later than the date hereof) be true, accurate, complete and not misleading in all respects with reference to the facts and circumstances from time to time applying. Each of the Vendors acknowledges that the Purchaser is entering into this Agreement in reliance upon each and every GM Warranty, the GM Warranties being given with the intention of inducing the Purchaser to enter into this Agreement.

8.2 Each of the GM Warranties is without prejudice to any other warranty and, except where expressly stated otherwise, no provision contained in this Agreement shall govern or limit the extent or application of any other provision.

8.3 The rights and remedies of the Purchaser in respect of any breach of the GM Warranties shall not be affected by Completion or by any investigation made by or on behalf of the Purchaser into the affairs of the Company, or by the Purchaser rescinding, or failing to rescind, this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever.

8.4 Each of the Vendors hereby jointly and severally undertakes to indemnify and keep indemnified the Purchaser (for itself and as trustee for the Company) against any loss or liability suffered by the Purchaser or the Company as a result of or in connection with any breach of any of the GM Warranties including but not limited to any diminution in value of assets of, and/or any payment made or required to be made by, the Purchaser or the Company and any costs and expenses (including legal expenses) incurred as a result of such breach provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies of the Purchaser in relation to any such breach of the GM Warranties and all such other rights and remedies are hereby expressly reserved by the Purchaser.

8.5 Each of the Vendors hereby jointly and severally undertakes in relation to the GM Warranties that each of them has made full inquiry, and there is no other information of which any of them is aware, the omission of which would render

any of the GM Warranties untrue, inaccurate, incomplete or misleading.

9. CONFIDENTIALITY AND ANNOUNCEMENT

9.1 Each Party shall at all times keep confidential, treat as privileged, and not directly or indirectly make or allow to be made any disclosure or use of any oral or written information relating to any other Party (including any aspect of that Party's businesses, customers or intellectual property rights) or the existence or subject matter of this Agreement ("**Confidential Information**"), except to the extent:-

(a) required by law, by a rule of a listing authority or Stock Exchange to which either Party is subject or submits or by a governmental authority or other authority with relevant powers to which any Party is subject or submits, whether or not the requirement has the force of law provided that the public announcement, communication or circular shall, so far as is practicable, be made after consultation with the other Party and after taking into account the reasonable requirements of the other Party as to its timing, content and manner of making or despatch; or

(b) made or issued by Worldgate Global upon the signing of this Agreement and any further announcement, communication or circular required by the Stock Exchange in connection with the transactions as contemplated under this Agreement; or

(c) which the other Party has given its prior written approval to, such approval not to be unreasonably withheld or delayed; or

(d) that the information is or becomes available in the public domain without breach by a Party of its confidentiality obligations under this clause or at law.

9.2 The restrictions contained in this Clause 9 shall continue to apply after the termination of the sale and purchase of the Shares under this Agreement without limit in time.

9.3 Each Party shall, on request by any other Party at any time, return to the other Party any Confidential Information which it holds (in whatever form) in respect of that other Party.

10. FURTHER ASSURANCE

Each of the Parties hereto shall execute such documents and perform such further acts as the other(s) of them may require effectively to vest in the relevant Parties the legal and beneficial ownership of the Sale Shares or the Consideration Shares (as appropriate) free from all charges, liens, Encumbrances, equities and other adverse claims and interests and with all rights now and hereafter attaching thereto and, in the case of the Consideration Shares, the pari passu ranking thereof among themselves and with the shares falling to be issued as referred to in Clause 4.1.

11. NOTICES

11.1 All notices delivered hereunder shall be in writing in the English language and shall be communicated to the following addresses:

To Optima Lead:	Unit 1401, 14/F. Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui , Kowloon, Hong Kong Facsimile: (852) 2899 0053 Attention: Law Chun Ming Johnny
To Pacific Express :	Unit 1401, 14/F. Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui , Kowloon, Hong Kong Facsimile: (852) 2899 0053 Attention: Law Chun Ming Johnny
To the Purchaser:	Rooms 908-911, 9/F, Nan Fung Tower, 88 Connaught Road Central, Hong Kong Facsimile: (852) 3619 4692 Attention: Chu Chun Yi Ray/ Chow Ka Keung Andrew
To GLAM Capital Group:	Rooms 908-911, 9/F, Nan Fung Tower, 88 Connaught Road Central, Hong Kong Facsimile: (852) 3619 4692 Attention: Chu Chun Yi Ray/ Chow Ka Keung Andrew

11.2 Any such notice shall be served either by hand or by facsimile. Any notice shall be deemed to have been served, if served by hand, when delivered, and if sent by facsimile on receipt of confirmation of transmission. Any notice received on a day which is not a Business Day shall be deemed to be received on the next Business Day.

12. LEGAL COSTS AND EXPENSES

12.1 The Vendors and the Purchaser shall each bear their own professional fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby.

12.2 The stamp duty (if any) payable on the sale and transfer of the Sale Shares shall be borne and paid by the Vendors and the Purchaser in equal shares. The Purchaser shall supply the Vendors with copies of the duly stamped instrument of transfer and bought and sold notes of the Sale Shares as soon as reasonably practicable after Completion.

13. GENERAL

13.1 This Agreement contains the entire agreement between the Parties, and supersedes all previous agreements between the Parties or any of them, in relation to the sale and purchase of the Sale Shares, the allotment and issue of the Consideration Shares and the other matters referred to in this Agreement. There are no other representations, warranties, conditions or terms whatsoever applicable thereto whether express or implied. The Parties acknowledge that no claim shall arise in respect of any agreement so superseded.

13.2 Any variation to this Agreement shall be binding only if recorded in a document signed by the Parties.

13.3 Time shall be of the essence of this Agreement but no failure by any Party to exercise, and no delay on its part in exercising, any right hereunder will operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement (including a settlement with one of the Vendors) preclude any other or further exercise of it or the exercise of any right, or prejudice or affect any right against any person under the same liability whether joint, several or

otherwise.

13.4 None of the Parties may assign or transfer any of their rights or obligations under this Agreement.

13.5 If any term in or provision of this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, the term or provision shall to that extent be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

13.6 The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law including, without limitation, all equitable remedies available, and in the event of default by one Party, the other Party or Parties shall be entitled to seek specific performance of this Agreement in addition to or in lieu of damages.

13.7 This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which when so executed and delivered shall be an original binding on the Party who shall have executed it, but all of which together constitute one and the same instrument.

14. GOVERNING LAW AND JURISDICTION

14.1 This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong for the time being in force and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts in connection herewith.

14.2 GLAM Capital Group and the Purchaser hereby jointly appoint Mr. Yeung Wan Yiu of Rooms 908-911, 9/F, Nan Fung Tower, 88 Connaught Road Central, Hong Kong as its agent to receive and acknowledge on their behalf service of any writ, summons, order, judgment or other legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of GLAM Capital Group and the Purchaser for this purpose, such Party shall promptly appoint a successor agent and notify the other Parties thereof provided that until the other Parties receive such notification, it shall be entitled to treat the agent above (or its successor) as the agent of such Party for the purposes of this Clause. Such Party agrees that any such legal process shall be sufficiently served

on it if delivered to such agent for service (or its successor) at its address for the time being in Hong Kong whether or not such agent gives notice thereof to such Party.

14.3 Optimum Lead hereby appoints Mr. Johnny Law Chun Ming of Unit 1401, 14/F. Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui , Kowloon, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of any of the Vendors for this purpose, such Party shall promptly appoint a successor agent and notify the other Parties thereof provided that until the other Parties receive such notification, it shall be entitled to treat the agent above (or its successor) as the agent of such Party for the purposes of this Clause. Such Party agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service (or its successor) at its address for the time being in Hong Kong whether or not such agent gives notice thereof to such Party.

IN WITNESS WHEREOF the Parties have executed this Agreement on the day and year first above written.

SIGNED by Lei Iat Seng	)	For and on behalf of
	)	OPTIMUM LEAD LIMITED
duly authorised for and on behalf of	)	
OPTIMUM LEAD LIMITED	)	....
in the presence of: Jimmy Sun	)	*Authorized Signature(s)*

IN WITNESS WHEREOF the Parties have executed this Agreement on the day and year first above written.

SIGNED by Lai Kwok Hei	)	For and on behalf of
	)	PACIFIC EXPRESS LIMITED
duly authorised for and on behalf of	)	
PACIFIC EXPRESS LIMITED	)	....
in the presence of:	)	Authorized Signature(s)

IN WITNESS WHEREOF the Parties have executed this Agreement on the day and year first above written.

SIGNED by YEUNG Wan Yiu	)	For and on behalf of GRAND WELL VENTURES LIMITED 宏康創投有限公司
	)	
duly authorised for and on behalf of	)	.... *Authorised Signature(s)*
GRAND WELL VENTURES LIMITED	)	
in the presence of: CHOW Ka Keung	)	

IN WITNESS WHEREOF the Parties have executed this Agreement on the day and year first above written.

For and on behalf of
GLAM Capital Group Company Limited
港利資本控股有限公司

Authorised Signature(s)

SIGNED by YEUNG Wan Yiu	)	
	)	
duly authorised for and on behalf of	)	
GLAM CAPITAL GROUP	)	
COMPANY LIMITED	)	
in the presence of: CHOW Ka Keung	)	

SCHEDULE 1

Part 1 - Details of the Company

Company Name	:	Grand Moore Capital Limited (中毅資本有限公司) (Company No.: 2237447)
Place of incorporation	:	Hong Kong
Date of incorporation	:	14 May 2015
Address of registered office	:	Unit 1401,14/F, Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong
Issued share capital	:	HK$25,350,000 divided into 25,350,000 shares of HK$1.00 each
Shareholders	:	Optimum Lead 16,900,000 (66.67%) Pacific Express 8,450,000 (33.33%)
Directors	:	Law Chun Ming Johnny Poon Kwok Hing Albert
License granted by the SFC	:	CE No. BGB919 Type 1 (dealing in securities) Type 6 (advising on corporate finance)
Responsible Officers	:	CHAU King Fai 周景輝 LAW Chun Ming, Johnny 羅駿明 NG Florence Man Shan 吳旻珊 POON Kwok Hing, Albert 潘國興 SO Kevin Hoi Chak 蘇凱澤
Licensing Conditions	:	(1) With effective from 23 April 2020, for Type 1 regulated activity, the Company shall not engage in dealing activities other than those relating to corporate finance or its provision of custodian services. (2) With effective from 18 August 2022, for Type 6 regulated activity, the Company shall not act as sponsor in respect of an application for the listing on a recognized stock market of any securities apart from completing sponsor or compliance adviser work which it became contractually bound to complete prior to 1 July 2022.

Part 2

Details of Active Ideal

Company Name	:	Active Ideal Holdings Limited (BVI Company No.: 2102620)
Place of incorporation	:	British Virgin Island
Date of incorporation	:	6 July 2022
Address of registered office	:	Coastal Building, Wickham's Cay II, P.O. Box 2221, Road Town, Tortola, VG1110, British Virgin Islands
Authorised share capital	:	US$50,000 divided into 50,000 shares of HK$1.00 each
Issued share capital	:	US$1.00 divided into 1 share of US$1.00 each
Shareholder	:	Optimum Lead 67 shares (67%) Pacific Express 33 shares (33%)
Director	:	LEI Iat Seng

Part 3

Details of GLAM Capital Group Company Limited

Company Name	:	GLAM Capital Group Company Limited (港利資本控股有限公司) (Company No.: 362423)
Place of incorporation	:	Cayman Islands
Date of incorporation	:	28 April 2020
Address of registered office	:	Osiris International Cayman Limited, #4-210, Governors Sq., 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands
Issued share capital	:	US$50,000 divided into 50,000 shares of US$1.00 each

Shareholders	:	New Season International Limited	5,000 shares	(10%)
		Joyful Smart Investments Limited	27,600 shares	(55.2%)
		Million Bright Enterprises Limited	12,500 shares	(25%)
		Joy Win Ventures Limited	4,900 shares	(9.8%)

Director	:	Yeung Wan Yiu
Wholly-owned Subsidiary	:	Grand Well Ventures Limited
Indirect wholly-owned subsidiary	:	GLAM Capital Limited 港利資本有限公司

<u>**Part 4**</u>

Details of the Purchaser

Company Name	:	Grand Well Ventures Limited **(宏康創投有限公司)** (BVI Company No.: 2029367)
Place of incorporation	:	British Virgin Island
Date of incorporation	:	3 January 2020
Address of registered office	:	Coastal Building, Wickham's Cay II P.O. Box 2221 Road Town Tortola VG1110, British Virgin Island
Authorised share capital	:	US$50,000 divided into 50,000 shares of HK$1.00 each
Issued share capital	:	US$1.00 divided into 1 share of US$1.00 each
Shareholder	:	GLAM Capital Group Company Limited (港利資本控股有限公司)
Director	:	Yeung Wan Yiu
Wholly-owned Subsidiary	:	GLAM Capital Limited (港利資本有限公司) (the "**GLAM Capital**")

Part 5

Details of GLAM Capital

Company Name	:	GLAM Capital（港利資本有限公司） (CR No.: 2720416)
Place of incorporation	:	Hong Kong
Date of incorporation	:	11 July 2018
Address of registered office	:	Rooms 908-11, 9th Floor, Nan Fung Tower, 88 Connaught Road Central, Hong Kong
Issued share capital	:	HK$10,000,000 divided into 100,000 shares of HK$100 each
Shareholder	:	Grand Well Ventures Limited 100% owned
Directors	:	Chow Ka Keung
License granted by the SFC		CE No. BNR298 Type 1 (dealing in securities) Type 4 (advising on securities) Type 9 (asset management)
Responsible Officers		CHOW Ka Keung 周家強 CHU Chun Yi 朱真宜

SCHEDULE 2

Part 1

Sale Shares held as at the date of this Agreement prior to Completion:

Name of Shareholder	Number of Sale Shares	Percentage
Optimum Lead	16,900,000	66.67%
Pacific Express	8,450,000	33.33%

Part 2

Shareholding of GLAM Capital Group after Completion:

Name of Shareholder	Number of Shares held	Percentage
Team Plus International Limited	50,000	50%
Active Ideal Holdings Limited	50,000	50%

SCHEDULE 3

RESTRUCTURING MEMORANDUM

PROPOSED GROUP REORGANISATION
(as of 12 January 2023)

1. Introduction

GLAM Capital Limited ("**GLAM Capital**") is a corporation licensed by the Securities and Futures Commission of Hong Kong to carry on Type 1 (dealing in securities), Type 4 (advising on securities) and type 9 (asset management) regulated activities under the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong).

According to GLAM Capital's WINGS Account, the current approved substantial shareholders are (i) GLAM Capital Group Company Limited, (ii) Grand Well Ventures Limited, (iii) Joyful Smart Investments Limited, (iv) Yeung Wan Yiu and (v) New Season International Limited.

Grand Moore Capital Limited ("**Grand Moore**") is a corporation licensed by the Securities and Futures Commission of Hong Kong to carry on Type 1 (dealing in securities) and Type 6 (advising on corporate finance) under the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong).

According to Grand Moore's WINGS Account, the current approved substantial shareholders are (i) Lei Iat Seng, (ii) Optimum Lead Limited, (iii) Pacific Express Limited and (iv) Worldgate Global Logistics Limited.

GLAM has been focusing on securities dealing, investment advisory and asset management business since 2018; while Grand Moore has been focusing on corporate finance, financial advisory and placing and underwriting business since 2016.

GLAM and Grand Moore are in the course of discussing whether they can utilise their respective strengths, network and clientele to establish an integrated platform for providing full financial services to their customers. Initially, it is proposed that Grand Well Ventures Limited ("**Grand Well**") would acquire from Optimum Lead Limited and Pacific Express Limited (the "**Vendors**") 100% share interest in Grand Moore and the consideration would be paid by way of allotting and issuance new shares in GLAM Capital Group Company Limited ("**GLAM Capital Group**") to the Vendors (the "**Proposed Transaction**").

In anticipation of the Proposed Transaction, the shareholding structure of GLAM Capital Group would be reorganised ("**Reorganisation**").

This memorandum is to be used as a basis for discussion by all parties involved in the Proposed Transaction and the Reorganisation.

2. Group Structure

2.1 Structure **BEFORE** the Reorganisation

Grand Moore Capital Limited



LEI Iat Seng
Worldgate Global Logistics Limited
(Stock Code:8292)
100%
100%
Optimum Lead Limited
(Incorporated in British Virgin Islands)
Director: Lei Iat Seng
Pacific Express Limited
(Incorporated in British Virgin Islands)
Director: Lai Kwok Hei
66.67%
(16,900,000 Ordinary Shares out of 25,350,000 Ordinary Shares)
33.33%
(8,450,000 Ordinary Shares out of 25,350,000 Ordinary Shares)
中毅資本有限公司
Grand Moore Capital Limited
(Incorporated in Hong Kong)
Principal Business: Types 1 & 6 regulated activities
Directors: Poon Kwok Hing Albert; Law Chun Ming Johnny

GLAM Capital Limited


Yeung Wan Yiu
Yeung Wan Yiu
Hong Ching Wei
Chow Ka Keung
100%
100%
100%
100%
New Season International Limited
Incorporation Place: BVI
Principal Business: Investment Holding
Director: Yeung Wan Yiu
Joyful Smart Investments Limited
Incorporation Place: BVI
Principal Business: Investment Holding
Director: Yeung Wan Yiu
Million Bright Enterprises Limited
Incorporation Place: BVI
Principal Business: Investment Holding
Director: Hong Ching Wei
Joy Win Ventures Limited
Incorporation Place: BVI
Principal Business: Investment Holding
Director: Chow Ka Keung
10%
55.2%
25%
9.8%
GLAM Capital Group Company Limited
Incorporation Place: Cayman Islands
Principal Business: Investment Holding
Director: Yeung Wan Yiu
100%
Grand Well Ventures Limited
Incorporation Place: BVI
Principal Business: Investment Holding
Director: Yeung Wan Yiu
100%
GLAM Capital Limited
Incorporation Place: Hong Kong
Principal Business: Type 1, 4 and 9 regulated activities
Director: Chow Ka Keung

2.2 Proposed Structure **AFTER** the completion of the Reorganisation and the Proposed Transaction



LEI Iat Seng
Worldgate Global Logistics Limited (Stock Code:8292)
Yeung Wan Yiu
Hong Ching Wei
100%
100%
100%
100%
Optimum Lead Limited
(Incorporated in British Virgin Islands)
Principal Business: Investment Holding
Director: Lei Iat Seng
Pacific Express Limited
(Incorporated in British Virgin Islands)
Principal Business: Investment Holding
Director: Lai Kwok Hei
Joyful Smart Investments Limited
(Incorporated in British Virgin Islands)
Principal Business: Investment Holding
Director: Yeung Wan Yiu
Million Bright Enterprises Limited
(Incorporated in British Virgin Islands)
Principal Business: Investment Holding
Director: Hong Ching Wei
66.67
33.33%
75%
25%
Active Ideal Holdings Limited
Team Plus International Limited
50%
50%
GLAM Capital Group Company Limited
(Incorporation in Cayman Islands)
Principal Business: Investment Holding
Directors: Yeung Wan Yiu,
Law Chun Ming Johnny
100%
Grand Well Ventures Limited
(Incorporated in British Virgin Islands)
Principal Business: Investment Holding
Directors: Yeung Wan Yiu,
Law Chun Ming Johnny
100%
100%
中毅資本有限公司
Grand Moore Capital Limited
(Incorporated in Hong Kong)
Principal Business: Types 1 & 6 regulated activities
Directors: Poon Kwok Hing Albert;
Law Chun Ming Johnny
GLAM Capital Limited
(Incorporated in Hong Kong)
Principal Business: Type 1, 4 and 9 regulated activities
Director: Chow Ka Keung

3. Reorganisation Procedures

3.1 Step 1 – Setting up of Active Ideal Holdings Limited by Optimum Lead Limited and Pacific Express Limited


LEI Iat Seng
Worldgate Global Logistics Limited
(Stock Code:8292)
100%
100%
Optimum Lead Limited
(Incorporated in British Virgin Islands)
Director: Lei Iat Seng
Pacific Express Limited
(Incorporated in British Virgin Islands)
Director: Lai Kwok Hei
66.67%
33.33%
Active Ideal Holdings Limited

3.2 Step 2 – Streamlining the organizational shareholding structure of GLAM Capital Group

(a) New Season International Limited will transfer its 10% interest in GLAM Capital Group to Joyful Smart Investments Limited;

(b) Joy Win Ventures Limited will transfer its 9.8% interest in GLAM Capital Group to Joyful Smart Investments Limited;

(c) Upon completion of items (a) and (b), the shareholding structure of GLAM Capital Group will be as follows:-



Yeung Wan Yiu
Hong Ching Wei
100%
100%
Joyful Smart Investments Limited
(Incorporated in British Virgin Islands)
Principal Business: Investment Holding
Director: Yeung Wan Yiu
Million Bright Enterprises Limited
(Incorporated in British Virgin Islands)
Principal Business: Investment
Holding Director: Hong Ching Wei
75%
25%
GLAM Capital Group Company Limited
(Incorporation in Cayman Islands)
Principal Business: Investment Holding
Director: Yeung Wan Yiu,

3.3 **Step 3 – Allotment and issuance of new shares by Team Plus International Limited to Yeung Wan Yiu and transferring Yeung Wan Yiu's interest in Team Plus International Limited to Joyful Smart Investments Limited and Million Bright Enterprises Limited.**

(a) As Team Plus International Limited so far has only issued 1 share to Yeung Wan Yiu, it will allot and issue another 99 shares to Yeung Wan Yiu in consideration of US$99. As a result of this issue, Yeung Wan Yiu will hold 100 shares of Team Plus International Limited;

(b) Yeung Wan Yiu will then transfer his 75 shares, representing 75% interest in Team Plus International Limited to Joyful Smart Investments Limited and 25 shares, representing 25 % interest in Team Plus International Limited to Million Bright Enterprises Limited. As a result of this transfer, Joyful Smart Investments Limited and Million Bright Enterprises Limited will respectively hold 75% and 25% interest in Team Plus International Limited.


Yeung Wan Yiu
Hong Ching Wei
100%
100%
Joyful Smart Investments Limited
Incorporation Place:
BVI
Principal Business: Investment
Holding Director: Yeung Wan Yiu
Million Bright Enterprises Limited
Incorporation Place:
BVI
Principal Business: Investment
Holding Director: Hong Ching Wei
75%
25%
Team Plus International Limited
Incorporation Place: BVI

3.4 Step 4 – Transferring 100% interests held by Joyful Smart Investments Limited and Million Bright Enterprises Limited in GLAM Capital Group to Team Plus International Limited

Each of Joyful Smart Investments Limited and Million Bright Enterprises Limited will transfer its respective share interest in GLAM Capital Group to Team Plus International Limited. The following simplified chart illustrates the shareholding structure immediately following the completion of Step 4



Yeung Wan Yiu
Hong Ching Wei
100%
100%
Joyful Smart Investments Limited
Incorporation Place: BVI
Principal Business: Investment Holding
Director: Yeung Wan Yiu
Million Bright Enterprises Limited
Incorporation Place: BVI
Principal Business: Investment Holding
Director: Hong Ching Wei
75%
25%
Team Plus International Limited
100%
GLAM Capital Group Company Limited
Incorporation Place: Cayman Islands
Principal Business: Investment Holding
Director: Yeung Wan Yiu

3.5 Step 5 – Increase Authorised Share capital of GLAM Capital Group

In light of the Proposed Transaction, GLAM Capital Group will increase its authorised share capital from US$50,000 to US$100,000 by the creation of an additional 50,000 shares of US$1.00 each.

3.6 Step 6 -Acquisition of Grand Moore by Grand Well and Appointment of Law Chun Ming Johnny as director

(a) Grand Well will acquire from the Vendors 100% interests in Grand Moore and the consideration for this acquisition will be paid by way of allotting and issuance 50,000 new shares in GLAM Capital Group (the "**Consideration Shares**") to Active Ideal Holdings Limited.

As Grand Moore is a company incorporated in Hong Kong, the transfer of Grand Moore shares under this Step 5 will attract stamp duty. The rate of stamp duty payable on the contract notes is ad valorem, and in total is 0.26% (HK$2.6 for every HK$1,000 or part thereof) of the amount of the consideration or of its value at the date on which the contract notes fall to be executed.

(b) Law Chun Ming Johnny will be appointed as director of each of GLAM Capital Group and Grand Well. The following simplified chart illustrates the shareholding structure immediately following the completion of Step 5


GLAM Capital Group Company Limited
Incorporation Place: Cayman Islands
Principal Business: Investment Holding
Directors: Yeung Wan Yiu;
Law Chun Ming Johnny
100%
Grand Well Ventures Limited
(Incorporated in British Virgin Islands)
Principal Business: Investment Holding
Directors: Yeung Wan Yiu;
Law Chun Ming Johnny
100%
100%
中毅資本有限公司
Grand Moore Capital Limited
(CE No. BGB919)
(Incorporated in Hong Kong)
Principal Business: Types 1 & 6 regulated activities
GLAM Capital Limited
(Incorporated in Hong Kong)
Principal Business: Type 1, 4 and 9 regulated activities

3.7 Upon completion of Steps 1 – 6, the proposed structure as stated in paragraph 2.2 above will be achieved.

Substantial shareholders application pursuant to Section 132 of the Securities and Futures Ordinance (Cap. 571)

Upon the completion of Step 1 – 5 above, the following companies will become the new substantial shareholders of GLAM Capital and Grand Moore. In this regard, prior to the commencement of Step 1, the following companies must seek and obtain approval from the Securities and Futures Commission to become substantial shareholders of GLAM Capital and Grand Moore.

GLAM Capital

1. Lei Iat Seng;
2. Optimum Lead Limited;
3. Active Ideal Holdings Limited; and
4. Team Plus International Limited.

Grand Moore

1. GLAM Capital Group Company Limited;
2. Grand Well Ventures Limited;
3. Active Ideal Holdings Limited;
4. Team Plus International Limited;
5. Joyful Smart Investment Limited; and
6. Yeung Wan Yiu

SCHEDULE 4
GLAM WARRANTIES

1. GENERAL

1.1. The facts stated in the Recitals and the particulars of the GLAM Capital Group, the Purchaser and GLAM Capital set out in Part 3 to Part 5 of Schedule 1 are true and correct.

1.2. Each of GLAM Group Company:-

(a) is duly incorporated and validly existing under the laws of its place of incorporation with power to conduct its business in the manner presently conducted; and

(b) has the full corporate power and authority to enter into, and engage in the transactions contemplated by, this Agreement and has taken or obtained all necessary corporate actions and consents to authorise and approve the execution and performance by it of the Agreement.

1.3. The allotment and issuance of Consideration Shares by GLAM Capital Group pursuant to this Agreement shall not cause any breach of any agreement by which the GLAM Capital Group is a Party or by which it is bound and shall not infringe or exceed any limits on, powers of, or restrictions on or the terms of any contract, obligation or commitment whatsoever of, any of the GLAM Group Company and/or their respective boards of directors.

1.4. Save as contemplated under this Agreement, no waivers, consents or approvals of any relevant governmental or regulatory authorities (including, but not limited to, the SFC) or other relevant third Parties in Hong Kong or elsewhere are required or appropriate or are relevant to, the entry into and the implementation and completion of the Agreement and no filings with any governmental regulatory authorities or other relevant third Parties in Hong Kong or elsewhere are required or appropriate for the entering into and the implementation of this Agreement; no waiting periods are required under the laws of Hong Kong or any other relevant jurisdictions in relation thereto.

2. SHARE CAPITAL OF GLAM CAPITAL GROUP

2.1. As at the date of this Agreement, GLAM Capital Group has 50,000 shares of US$1.00 each in issue (the "Issued Shares"). The Issued Shares constitute the entire issued share capital of GLAM Capital Group and all of them are fully paid up.

2.2. Except as required by this Agreement, there is not and have never been:-

(a) any agreements or arrangements in force which provide for the present or future issue, allotment or transfer of, or grant to any person any right (whether conditional or otherwise) to call for the issue, allotment or transfer of, any share or loan capital of GLAM Capital Group (including without limitation any option or right of pre-emption or conversion); or

(b) any Encumbrance in relation to any Issued Shares or unissued shares of GLAM Capital Group.

3. **FINANCIAL MATTERS**

3.1. GLAM Accounts:-

(a) have been prepared on a recognized and consistent basis in accordance with accounting practices generally accepted in Hong Kong at the time they were prepared and commonly adopted by companies carrying on businesses similar to that carried on by GLAM Capital in respect of the previous three financial years ended on 31 March 2022;

(b) comply with the requirements of all relevant laws and regulations;

(c) give a true and fair view of the state of affairs of the GLAM Capital as at GLAM Accounts Date;

(d) are not affected by any extraordinary, exceptional or non-recurring item save as disclosed therein;

(e) make provision for all actual liabilities of GLAM Capital, proper provision for all bad or doubtful debts of GLAM Capital and proper provision for or a note of (in accordance with good accounting practice)

all contingent liabilities and all capital commitments; and

(f) make provision or reserve, in accordance with the principles set out in the notes included in the GLAM Accounts, for all Taxation liable to be assessed on GLAM Capital, or for which it may be accountable, in respect of the period ended on the GLAM Accounts Date and such provision is sufficient to cover all Taxation assessed or liable to be assessed on such company or for which such company is, may be or may become accountable in respect of profits, income and other transactions up to and including the GLAM Accounts Date.

3.2. There are no material liabilities (including without limitation contingent liabilities) which are outstanding on the part of GLAM Capital other than those liabilities disclosed in the GLAM Accounts or incurred in the ordinary and normal course of business, since the GLAM Accounts Date.

3.3. Since the GLAM Accounts Date there has been no material adverse change in the financial, business, assets and liabilities position of the GLAM Capital.

3.4. GLAM Capital has since the GLAM Accounts Date carried on its business as a going concern in the ordinary and normal course.

3.5. Each GLAM Group Company has in all material respects duly complied with its obligations to pay to the Commissioner of Inland Revenue of Hong Kong and all other relevant authorities in Hong Kong or other jurisdictions all amounts for which it is or may become liable in respect of Taxation.

3.6. All returns and information in connection with Taxation that should have been made or provided by each GLAM Group Company have in all material respects been made or provided correctly and on a proper basis and no such return or information is or is likely to be disputed and there are no facts known or which on reasonable enquiry would be known to any GLAM Group Company, its directors or its tax advisers which may give rise to any such dispute or to any claim for any taxation or the deprivation of any Relief or advantage that might have been available.

3.7. No authority has investigated or indicated that it intends to investigate the taxation affairs of any GLAM Group Company.

3.8. All documents which in any way affect the right, title or interest of any GLAM Group Company in or to any of its property, assets or undertaking to which any GLAM Group Company is a Party, and which attract stamp duty or are required to be stamped (or adjudicated), have been duly stamped (or adjudicated) within the requisite period for stamping and all duty, interest and penalties (if any) on those documents have been paid.

4. **COMPLIANCE AND CORPORATE MATTERS**

4.1. GLAM Capital Group does not have any subsidiary or hold shares in any company other than the subsidiaries set out in Part 3 of Schedule 1 and conducts no business other than holding shares in those subsidiaries.

4.2. The Purchaser is the intermediate investment holding company and conducts no business other than holding shares in GLAM Capital.

4.3. Each GLAM Group Company has full power, authority and legal right to own its assets and carry on its business and is not in receivership or liquidation; no steps have been taken to enter liquidation and no petition has been presented for winding up of any of the GLAM Group Company and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver of any of GLAM Group Company.

4.4. The register of members, minute books of directors' and shareholders' meetings and other statutory books of each GLAM Group Company have been properly kept and contain an accurate and complete record of the matters which they should include.

4.5. Save as provided in and pursuant to this Agreement, since the GLAM Accounts Date, no material alteration has been made to the memorandum or articles of association or other similar documents of any GLAM Group Company.

4.6. All material returns, particulars, resolutions and documents required by law to be filed, notarised or registered have been duly filed, notarised and registered, and due compliance has in all material respects been made with all relevant laws and regulations.

4.7. Each GLAM Group Company has in all material respects kept and duly made up all requisite books of account (reflecting in accordance with generally accepted accounting principles all the financial transactions of that Company), minutes books, registers and records and these and all other deeds and documents (properly stamped and/or notarised where necessary) belonging to or which ought to be in the possession of each of the GLAM Group Companies and its seal are in the possession of the relevant GLAM Group Company or its agents.

5. BUSINESS

5.1. GLAM Capital is a licensed corporation under the SFO permitted to carry out Type 1 (dealing in securities), Type 4 (advising in securities) and Type 9 (asset management) regulated activities. To the best of the best knowledge, information and belief of the Purchaser, there are no circumstances which have occurred or foreseeably will occur which could cause GLAM Capital to lose its status or which would prevent the renewal of such status upon an application for renewal by them.

5.2. GLAM Capital is not in breach of the SFO, or any other laws or regulations governing the carrying on of the business of GLAM Capital.

5.3. So far as the Purchaser is aware, none of GLAM Capital or its directors and employees is subject to any investigation or inquiry which will lead to the registration licence or approval of GLAM Capital being withdrawn, revoked or terminated by any regulatory body to which GLAM Capital is subject including but not limited to the SFC.

5.4. Since GLAM Accounts Date:

(a) the business of GLAM Capital has been continued in the ordinary and normal course; and

(b) GLAM Capital has been paying its creditors in respect of all of its debts which have become due and payable in its ordinary course of business and in accordance with the normal trading practice generally accepted in the

markets in which GLAM Capital carries on its business.

5.5. So far as the Purchaser is aware, GLAM Capital has not:

(a) given or permitted to be outstanding any powers of attorney or authority (expressed or implied) to any Party to enter into any contracts, commitments or transactions (other than in the ordinary course of business);

(b) entered into, amended, waived, transferred or terminated any material contracts, commitments or transactions other than on an arms-length basis or in its ordinary course of business;

(c) entered into any agreement (whether by way of guarantee indemnity warranty representation or otherwise) under which GLAM Capital is under any actual or contingent liability in excess of HK$200,000 in respect of any disposal of its assets or business or any part thereof except such as are usual in the ordinary and proper course of its normal day to day trading as carried on at the date of this Agreement.

5.6. GLAM Capital is not a Party to any contract, transaction or arrangement which is of an unusual or abnormal nature, or outside the ordinary and normal course of its business.

5.7. No claim of default under any material contract, transaction or arrangement to which GLAM Capital is a Party has been made and is outstanding against it, and there is nothing whereby any such contract, transaction or arrangement may be prematurely terminated or rescinded by any other Party.

5.8. No Party to any agreement with, or under an obligation to, GLAM Capital is in default under it, being a default which would be material in the context of the Party's or GLAM Capital's financial position.

5.9. Save as disclosed in the GLAM Accounts, there is not now outstanding in respect of GLAM Capital any guarantee or agreement for indemnity or for suretyship given by it or for its accommodation.

5.10. GLAM Capital has not been in material breach of or defaulted in any material respect under any contract, transaction or arrangement to which GLAM Capital is a Party (including without limitation any shareholders' and joint venture agreements and loan and security documents) whether for the purposes of any reorganisation, restructuring or otherwise, and if there is any such breach or default, the same has been unconditionally waived.

5.11. Compliance with this Agreement does not and will not result in the breach of or constitute a default under any agreement or instruments to which GLAM Capital is now a Party or any loan to or mortgage created by GLAM Capital or relieve any other Party to a contract with GLAM Capital of its obligations under such contract or entitle such Party to terminate such contract, whether summarily or by notice.

5.12. So far as the Purchaser is aware, neither entering into or completing this Agreement will cause the occurrence of any of the following events resulting in a Material Adverse Effect on the financial and business position of GLAM Capital:

(a) GLAM Capital losing the benefit of any material right or privilege it presently enjoys;

(b) any person who normally does business with or gives credit to GLAM Capital not continuing to do so on the same basis; or

(c) any officer or senior employee or agent of the company leaving his employment.

5.13. The Purchaser hereby undertakes that, it shall do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as the Vendors may require for obtaining, maintaining or renewing all licenses, approvals, consents, waivers and agreements that are material for carrying on of the current business of each of the Company and GM Capital without interruption or any additional restriction immediately after Completion.

6. FINANCE

6.1. There were no material capital commitments outstanding on the GLAM Accounts Date and, since the GLAM Accounts Date, GLAM Capital has not made, or agreed to make, any material capital expenditure, or incurred or agreed to incur any material capital commitments nor has it disposed of, or realised, any material capital assets or any interest therein.

6.2. Since the GLAM Accounts Date no dividend or other distribution has been, or is treated as having been, declared, made or paid by any GLAM Group Company.

6.3. All dividends or distributions declared, made or paid by each GLAM Group Company have been declared, made or paid in accordance with its articles of association or equivalent documents and all applicable laws and regulations.

6.4. Save as disclosed in the GLAM Accounts, GLAM Capital has no outstanding, or has not agreed to create or issue, any loan capital; nor has it factored any of its debts, or engaged in financing of a type which is not required to be shown or reflected in the GLAM Accounts, or borrowed any money which it has not repaid, save for borrowings not exceeding the amounts shown in the GLAM Accounts.

6.5. No Party to any agreement with, or under an obligation to, GLAM Capital is in default under it, being a default which would be material in the context of the GLAM Capital's financial position.

6.6. GLAM Capital is not responsible for the indebtedness of any other person and in particular but without prejudice to the generality of the foregoing is not a Party to any option or pre-emption right or a Party to any guarantee or suretyship or any other obligation to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities or the purchase of assets or services or otherwise) for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person.

6.7. All assets of GLAM Capital which are included in the GLAM Accounts or have otherwise been represented as being the property of GLAM Capital or which were at the date of the GLAM Accounts used or held for the purposes of its business were at the date of the GLAM Accounts in the absolute beneficial

ownerships of GLAM Capital and GLAM Capital is the absolute beneficial owner of and has good and marketable title to all such assets and all such assets are in the possession and control of GLAM Capital subject to any Encumbrance as may be disclosed in the GLAM Accounts.

6.8. Save for the amount due from related parties and the amount due from shareholder of the ultimate holding company as set forth in the GLAM Accounts, there are, upon Completion, no inter-company loans, guarantees, indemnities or any other kind of financial liabilities between any of the GLAM Group Companies or between any of them and their respective shareholders, chief executives or directors of any of them.

6.9. All assets of GLAM Capital reflected in its GLAM Accounts, as well as all other assets owned or used by GLAM Capital, are owned by GLAM Capital free and clear of all mortgages, securities, interests, liens and Encumbrances, except as indicated on the GLAM Accounts. There were no material capital commitments outstanding on the GLAM Accounts Date and, since the GLAM Accounts Date, GLAM Capital has made, or agreed to make, any material capital expenditure, or incurred or agreed to incur any material capital commitments nor has it disposed of, or realised, any material capital assets or any interest therein.

6.10. Since the GLAM Accounts Date, no dividend or other distribution has been, or is treated as having been, declared, made or paid by GLAM Capital.

6.11. So far as the Purchaser is aware, none of the GLAM Group Company has received notice from any lenders to it, requiring repayment or intimating the enforcement of any security the lender may hold over any of its assets.

7. TAX

7.1. Each GLAM Group Company has complied in all material respects with all relevant and applicable legal requirements relating to registration or notification for Tax purposes.

7.2. So far as the Purchaser is aware, each GLAM Group Company has paid all Tax which it has become liable to pay and taken all necessary steps to obtain any repayment of or Relief from Tax available to it.

7.3. So far as the Purchaser is aware, each GLAM Group Company has within applicable time limits made all returns, provided all information and maintained all records in relation to Tax as it is required to make, provide or maintain and has complied in all material respects on a timely basis with all notices served on it and any other requirements lawfully made of it by any Tax Authority.

7.4. The provisions (if any) included in the GLAM Accounts are sufficient to cover all Tax (as the case may be) for which any GLAM Group Company was then or might at any time thereafter become or have become liable in respect of all periods ending on or before the GLAM Accounts Date.

7.5. So far as the Purchaser is aware, no GLAM Group Company is involved in any material dispute in relation to Tax with any Tax Authority.

8. EMPLOYMENT

8.1. Save as disclosed, the Purchaser shall procure that the GLAM Key Personnel shall continue to serve in or be employed by GLAM Capital after Completion so that the operation of GLAM Capital shall continue and not be adversely affected after Completion.

8.2. So far as the Purchaser is aware,

(a) all contracts of service to which GLAM Capital is a Party can be terminated by it without payment of compensation (save as provided by legislation) by not more than three months' notice or less without compensation (other than compensation in accordance with the Employment Ordinance) or the relevant legislation;

(b) GLAM Capital is not a Party to any agreement, arrangement or scheme (whether or not legally enforceable) for profit sharing or for the payment to employees of bonuses or incentive payments or the like of a material nature; or any collective bargaining or procedural or other agreement with any trades union or association;

(c) other than any retirement scheme as required under the Mandatory Provident Funds Ordinance of Hong Kong or required by any applicable laws, GLAM Capital is under no legal liability or obligation or not a

Party to any other retirement scheme or ex-gratia arrangement; and

(d) GLAM Capital is not under any obligation (whether actual or contingent) to any former employee whether for breach of any contract of service, for compensation for wrongful dismissal or for unfair dismissal or for payment of any salaries, wages, pensions, gratuities, severance pay, long service payment, bonuses or otherwise howsoever or whatsoever and no tax, levy, contribution or payment in respect of any former employee whether to any governmental authority, pension fund, scheme or trust or otherwise howsoever or whatsoever is outstanding or disputed.

8.3. Particulars of all beneficial loans or other benefits in kind enjoyed by any director of GLAM Capital have been disclosed in the GLAM Accounts.

8.4. GLAM Capital has not given any guarantee or assumed any obligations in relation to the employees of any other person.

9. <u>ASSETS</u>

9.1. GLAM Capital owned at the GLAM Accounts Date, and had good and marketable title to, and (except for current assets subsequently sold or realised in the ordinary course of business) still owns and has good and marketable title to, all the assets included in the GLAM Accounts and to all assets acquired since the GLAM Accounts Date and not subsequently sold or realised as aforesaid.

9.2. Save as disclosed in the GLAM Accounts, GLAM Capital has not created, or granted, or agreed to create or grant, any security interest or other Encumbrance in respect of any of the assets included in the GLAM Accounts or acquired or agreed to be acquired since the GLAM Accounts Date, otherwise than in the ordinary course of its business.

9.3. Save as disclosed in the GLAM Accounts and save in the ordinary course of its business, none of the property, assets, undertaking, goodwill or uncalled capital of GLAM Capital is subject to, and GLAM Capital has not agreed to grant in respect of the same, any option, charge, lien or Encumbrance, or right of pre-emption.

10. <u>INSURANCE</u>

All material assets, undertakings and risks of GLAM Capital of an insurable nature are, and have at all material times been, insured in appropriate amounts against risks normally insured against in respect of such assets and undertakings by persons carrying on the same business.

11. LITIGATION, DISPUTES AND WINDING UP

11.1. Each GLAM Group Company is not a party to a civil, criminal, arbitration, administrative or other proceeding ("Proceeding") (other than in relation to the collection of debts arising in the ordinary course of business of GLAM Capital as disclosed by the Purchaser), nor is any such Proceeding pending or threatened in writing by or against such GLAM Group Company (other than in relation to the collection of debts arising in the usual course of business), which Proceeding is expected to have a Material Adverse Effect on such GLAM Group Company.

11.2. There are no unfulfilled or unsatisfied judgment or court orders against any GLAM Group Company.

11.3. To the best knowledge, information and belief of the Purchaser, GLAM Capital nor any of its directors, officers, employees, dealing directors, investment advisers or responsible officer (as such term is defined in the SFO) is subject to any investigation, inspection, examination or review by the SFC or any other government or regulatory authorities, and no such investigation, inspection examination or review is threatened or pending and there are no facts known to the GLAM Capital or any of its directors, officers, dealing directors or investment advisers which (with or without the giving of notices of lapse of time) might give rise to any such investigation, inspection, examination and review.

11.4. GLAM Capital has promptly complied with all requirements in respect of all investigations, inspections, examinations and reviews conducted by the SFC, the other Licensing Authorities and other government or regulatory authorities against any client of GLAM Capital. There are no facts known to the Purchaser, GLAM Capital or any of their respective directors, officers, dealing directors, investment advisers or responsible director of GLAM Capital which might render GLAM Capital liable for any matter being the subject of such investigations, inspections, examinations and reviews.

11.5. Save for the enforcement of debts owed to GLAM Capital in the ordinary course of business, GLAM Capital is not engaged in (nor is any director in relation to the affairs of GLAM Capital engaged in) any legal proceedings (including litigation, arbitration and prosecution) and no such proceedings are pending or threatened, nor are there any facts likely to give rise to such proceedings known or which would on reasonable enquiry be known to GLAM Capital or its directors.

11.6. No order has been made, or petition presented, or resolution passed for the winding up of any GLAM Group Company; nor has any distress, execution or other process been levied in respect of any GLAM Group Company which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court order outstanding against the GLAM Group Company.

12. MISCELLANEOUS

12.1. The information set out in this Agreement is true, accurate and complete in all material respects.

12.2. All representations, warranties and undertakings contained in the foregoing provisions of this Schedule shall be deemed to be repeated at Completion and to relate to the facts then existing.

12.3. GLAM Capital has not:

(a) committed any breach of any statutory provision, order, bye-law or regulation binding upon it or of any provision of its memorandum of association or articles of association or of any trust deed, agreement or licence to which it is a Party or of any covenant, mortgage, charge or debenture given by it;

(b) entered into any transaction which is still executory and which is or may be unenforceable by reason of the transaction being voidable at the instance of any other Party or ultra vires, void or illegal; or

(c) omitted to do anything required or permitted to be done by it necessary for the protection of its respective title to or for the enforcement or the preservation of any order or priority of any properties or rights owned by

it.

12.4. All information contained in this Agreement was when given true and accurate in all material respects and there is no material fact or material matter which has not been disclosed, which may render any such information or documents untrue, inaccurate or misleading at the date of this Agreement or which if disclosed might reasonably be expected to influence materially and adversely the Vendors' decision to subscribe the Consideration Shares on the terms of this Agreement.

12.5. The Purchaser acknowledges that if it is found on or prior to Completion that any of the GLAM Warranties is in any material respect untrue, incorrect or unfulfilled or if the Vendors become aware of the occurrence of a Material Adverse Effect, the Vendors shall be entitled by notice in writing to the Purchaser to rescind this Agreement but (a) failure to exercise this right shall not constitute a waiver of any other rights, or prejudice any claim of the Vendors arising by reason of any breach of any Warranty and (b) exercise of this right shall be without prejudice to any other rights and remedies the Vendors may have hereunder.

12.6. The Purchaser undertakes to indemnify the Vendors and keep the Vendors indemnified to the fullest extent permitted by law and against all losses, liabilities, costs and expenses (including reasonable fees of attorneys and other professional advisers) suffered by the Vendors as a result of any material breach of any of the GLAM Warranties or any other material breach of any undertakings, covenants, obligations or provisions of this Agreement.

12.7. The GLAM Warranties are qualified by:

(a) all matters disclosed, provided for, noted or referred to in the GLAM Accounts; and

(b) all matters set out or referred to in this Agreement (including the schedules and annexures to this Agreement).

SCHEDULE 5

GM WARRANTIES

1. GENERAL

1.1. The facts stated in the Recitals and the particulars of the Vendors and Active Ideal set out in Part 1 and Part 2 of Schedule 1 are true and correct.

1.2. Each of the Vendors:-

(a) is duly incorporated and validly existing under the laws of its place of incorporation with power to conduct its business in the manner presently conducted; and

(b) has the full corporate power and authority to enter into, and engage in the transactions contemplated by, this Agreement and has taken or obtained all necessary corporate actions and consents to authorise and approve the execution and performance by it of the Agreement.

1.3. The sale of the Sale Shares pursuant to this Agreement shall not cause any breach of any agreement by which any of the Vendors or the Company is a Party or by which it is bound and shall not infringe or exceed any limits on, powers of, or restrictions on or the terms of any contract, obligation or commitment whatsoever of, any of the Vendors, the Company and/or their respective boards of directors.

1.4. Save as contemplated under this Agreement, no waivers, consents or approvals of any relevant governmental or regulatory authorities (including, but not limited to, the SFC) or other relevant third Parties in Hong Kong or elsewhere are required or appropriate or are relevant to, the entry into and the implementation and completion of the Agreement and no filings with any governmental regulatory authorities or other relevant third Parties in Hong Kong or elsewhere are required or appropriate for the entering into and the implementation of this Agreement; no waiting periods are required under the laws of Hong Kong or any other relevant jurisdictions in relation thereto.

2. SHARE CAPITAL

2.1. Each of the Vendors is the sole beneficial owner of the Sale Shares set against its name in Column 2 of Part 1, Schedule 2, and has the right, power and authority to sell and transfer such of the Sale Shares as are to be sold by it free from all charges, liens, Encumbrances, equities and other third Party claims and interests of any nature whatsoever and with all rights now and hereafter attaching thereto including the right to all dividends hereafter paid declared or made in respect thereof.

2.2. The Sale Shares constitute the entire issued share capital of the Company and all of them are fully paid up. Except as required by this Agreement, there are no agreements or arrangements in force which provide for the present or future issue, allotment or transfer of, or grant to any person any right (whether conditional or otherwise) to call for the issue, allotment or transfer of, any share or loan capital of the Company (including without limitation any option or right of pre-emption or conversion).

3. FINANCIAL MATTERS

3.1. The GM Accounts:-

(a) have been prepared on a recognized and consistent basis in accordance with accounting practices generally accepted in Hong Kong at the time they were prepared and commonly adopted by companies carrying on businesses similar to that carried on by the Company in respect of the previous three financial years ended on 31 March 2022;

(b) comply with the requirements of all relevant laws and regulations;

(c) give a true and fair view of the state of affairs of the Company as at the GM Accounts Date;

(d) are not affected by any extraordinary, exceptional or non-recurring item save as disclosed therein;

(e) make provision for all actual liabilities of the Company, proper provision for all bad or doubtful debts of the Company and proper provision for or a note of (in accordance with good accounting practice) all contingent liabilities and all capital commitments; and

(f) make provision or reserve, in accordance with the principles set out in the notes included in the GM Accounts, for all Taxation liable to be assessed on the Company, or for which it may be accountable, in respect of the period ended on the GM Accounts Date and such provision is sufficient to cover all Taxation assessed or liable to be assessed on the Company or for which the Company is, may be or may become accountable in respect of profits, income and other transactions up to and including the GM Accounts Date.

3.2. The Company will not have any liabilities as at Completion and has no material liabilities (including without limitation contingent liabilities) which are outstanding on the Company other than those liabilities disclosed in the GM Accounts or incurred in the ordinary and normal course of business, since the GM Accounts Date.

3.3. Since the GM Accounts Date there has been no material adverse change in the financial, business, assets and liabilities position of the Company.

3.4. The Company has since the GM Accounts Date carried on its business as a going concern in the ordinary and normal course.

3.5. The Company has in all material respects duly complied with its obligations to pay to the Tax Authority or other jurisdictions all amounts for which it is or may become liable in respect of Taxation.

3.6. All returns and information in connection with Taxation that should have been made or provided by the Company have in all material respects been made or provided correctly and on a proper basis and no such return or information is or is likely to be disputed and there are no facts known or which on reasonable enquiry would be known to the Company, its directors or its tax advisers which may give rise to any such dispute or to any claim for any taxation or the deprivation of any Relief or advantage that might have been available.

3.7. No authority has investigated or indicated that it intends to investigate the Company's Taxation affairs.

3.8. All documents which in any way affect the right, title or interest of the Company in or to any of its property, assets or undertaking to which the Company is a

Party, and which attract stamp duty or are required to be stamped (or adjudicated), have been duly stamped (or adjudicated) within the requisite period for stamping and all duty, interest and penalties (if any) on those documents have been paid.

4. COMPLIANCE AND CORPORATE MATTERS

4.1. The Company is duly incorporated or established and validly existing under the laws of its incorporation. The information regarding the Company referred to in Part 1 of Schedule 1 is true and accurate.

4.2. The Company does not have any subsidiary or hold shares in any company.

4.3. The Company is a licensed corporation under the SFO permitted to carry out Type 1 (dealing in securities) and Type 6 (corporate finance) regulated activities. As at the date of this Agreement, the Company is subject to two licensing conditions as imposed by the SFC (the "**Licensing Conditions**"), particulars of which are set out in Part 1 of Schedule 1. To the best of the best knowledge, information and belief of the Vendors, there are no circumstances which have occurred or foreseeably will occur which could cause the Company to lose its status or which would prevent the renewal of such status upon an application for renewal by them.

4.4. The Company is not in breach of the SFO, or any other laws or regulations governing the carrying on of the business of the Company.

4.5. The Vendors are not aware of any circumstance under which the Company's licences may be withdrawn, revoked or terminated.

4.6. So far as the Vendors are aware, none of the Company or the directors and employees of the Company is subject to any investigation or inquiry which will lead to the registration license or approval of the Company being withdrawn, revoked or terminated by any regulatory body to which the Company is subject including but not limited to the SFC.

4.7. The Company has full power, authority and legal right to own its assets and carry on its business and is not in receivership or liquidation; no steps have been taken to enter liquidation and no petition has been presented for winding up of

the Company and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver of the Company.

4.8. The Company is not the holder or beneficial owner of, or has not agreed to acquire, any share or loan capital of any company (wherever incorporated or established) or has not established any branch operation.

4.9. The register of members, minute books of directors' and shareholders' meetings and other statutory books of the Company have been properly kept and contain an accurate and complete record of the matters which they should include.

4.10. Save as provided in and pursuant to this Agreement, since the GM Accounts Date, no material alteration has been made to the memorandum or articles of association or other similar documents of the Company.

4.11. All material returns, particulars, resolutions and documents required by law to be filed, notarised or registered have been duly filed, notarised and registered, and due compliance has in all material respects been made with all relevant laws and regulations.

4.12. The Company has in all material respects kept and duly made up all requisite books of account (reflecting in accordance with generally accepted accounting principles all the financial transactions of that Company), minutes books, registers and records and these and all other deeds and documents (properly stamped and/or notarised where necessary) belonging to or which ought to be in the possession of the Company and its seal are in the possession of the Company or its agents.

5. BUSINESS

5.1. To the best of the best knowledge, information and belief of the Vendors, the SFC license (subject to the Licensing Conditions) and all other licenses, approvals and consents required under all applicable laws and regulations that are material for the carrying on of the business of the Company have been obtained by the Company and are in full force and effect.

5.2. The Company does not carry on any business except the existing business of the Company is carried on by it.

5.3. Since the GM Accounts Date:

(a) the business of the Company has been continued in the ordinary and normal course; and

(b) the Company has been paying its creditors in respect of all of its debts which have become due and payable in its ordinary course of business and in accordance with the normal trading practice generally accepted in the markets in which the Company carries on its business.

5.4. So far as the Vendors are aware, the Company has not:

(a) given or permitted to be outstanding any powers of attorney or authority (expressed or implied) to any Party to enter into any contracts, commitments or transactions (other than in the ordinary course of business);

(b) entered into, amended, waived, transferred or terminated any material contracts, commitments or transactions other than on an arms-length basis or in its ordinary course of business;

(c) entered into any agreement (whether by way of guarantee indemnity warranty representation or otherwise) under which the Company is under any actual or contingent liability in excess of HK$200,000 in respect of any disposal of its assets or business or any part thereof except such as are usual in the ordinary and proper course of its normal day to day trading as carried on at the date of this Agreement.

5.5. The Company is not a Party to any contract, transaction or arrangement which is of an unusual or abnormal nature, or outside the ordinary and normal course of its business.

5.6. No claim of default under any material contract, transaction or arrangement to which the Company is a Party has been made and is outstanding against it, and there is nothing whereby any such contract, transaction or arrangement may be prematurely terminated or rescinded by any other Party.

5.7. No Party to any agreement with, or under an obligation to, the Company is in default under it, being a default which would be material in the context of the Party's or the Company's financial position.

5.8. Save as disclosed in the GM Accounts, there is not now outstanding in respect of the Company any guarantee or agreement for indemnity or for suretyship given by it or for its accommodation.

5.9. The Company has not been in material breach of or defaulted in any material respect under any contract, transaction or arrangement to which the Company is a Party (including without limitation any shareholders' and joint venture agreements and loan and security documents) whether for the purposes of any reorganisation, restructuring or otherwise, and if there is any such breach or default, the same has been unconditionally waived.

5.10. Compliance with this Agreement does not and will not result in the breach of or constitute a default under any agreement or instruments to which the Company is now a Party or any loan to or mortgage created by the Company or relieve any other Party to a contract with the Company of its obligations under such contract or entitle such Party to terminate such contract, whether summarily or by notice.

5.11. So far as the Vendors are aware, neither entering into or completing this Agreement will cause the occurrence of any of the following events resulting in a Material Adverse Effect on the financial and business position of the Company:

(a) the Company losing the benefit of any material right or privilege it presently enjoys;

(b) any person who normally does business with or gives credit to the Company not continuing to do so on the same basis; or

(c) any officer or senior employee or agent of the company leaving his employment.

5.12. Each of the Vendors hereby undertakes that, it shall do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as the Purchaser may require for obtaining, maintaining or

renewing all licences, approvals, consents, waivers and agreements that are material for carrying on of the current business of each of the Company and GLAM Capital without interruption or any additional restriction immediately after Completion.

6. FINANCE

6.1. There were no material capital commitments outstanding on the GM Accounts Date and, since the GM Accounts Date, the Company has not made, or agreed to make, any material capital expenditure, or incurred or agreed to incur any material capital commitments nor has it disposed of, or realised, any material capital assets or any interest therein.

6.2. Since the GM Accounts Date no dividend or other distribution has been, or is treated as having been, declared, made or paid by the Company.

6.3. All dividends or distributions declared, made or paid by the Company have been declared, made or paid in accordance with its articles of association or equivalent documents and all applicable laws and regulations.

6.4. Save as disclosed in the GM Accounts, the Company has no outstanding, or has not agreed to create or issue, any loan capital; nor has it factored any of its debts, or engaged in financing of a type which is not required to be shown or reflected in the GM Accounts, or borrowed any money which it has not repaid, save for borrowings not exceeding the amounts shown in the GM Accounts.

6.5. No Party to any agreement with, or under an obligation to, the Company is in default under it, being a default which would be material in the context of the Company's financial position.

6.6. The Company is not responsible for the indebtedness of any other person and in particular but without prejudice to the generality of the foregoing is not a Party to any option or pre-emption right or a Party to any guarantee or suretyship or any other obligation to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities or the purchase of assets or services or otherwise) for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person.

6.7. All assets of the Company which are included in the GM Accounts or have otherwise been represented as being the property of the Company or which were at the date of the GM Accounts used or held for the purposes of its business were at the date of the GM Accounts in the absolute beneficial ownerships of the Company and the Company is the absolute beneficial owner of and has good and marketable title to all such assets and all such assets are in the possession and control of the Company subject to any Encumbrance as may be disclosed in the GM Accounts.

6.8. Save for the directors' loan in the sum of HK$1,874,000 due by Mr. Johnny Law Chun Ming to the Company, there are, upon Completion, no inter-company loans, guarantees, indemnities or any other kind of financial liabilities between any of the Vendors, the Company or between any of them and their respective shareholders, chief executives or directors of any of them.

6.9. All assets of the Company reflected in its GM Accounts, as well as all other assets owned or used by the Company, are owned by the Company free and clear of all mortgages, securities, interests, liens and Encumbrances, except as indicated on the GM Accounts.

6.10. So far as the Vendors are aware, the Company has not received notice from any lenders to it, requiring repayment or intimating the enforcement of any security the lender may hold over any of its assets.

7. TAX

7.1. The Company has complied in all material respects with all relevant and applicable legal requirements relating to registration or notification for Tax purposes.

7.2. The Company has paid all Tax which it has become liable to pay and taken all necessary steps to obtain any repayment of or Relief from Tax available to it.

7.3. The Company has within applicable time limits made all returns, provided all information and maintained all records in relation to Tax as it is required to make, provide or maintain and has complied in all material respects on a timely basis with all notices served on it and any other requirements lawfully made of it by any Tax Authority.

7.4. The provisions (if any) included in the GM Accounts are sufficient to cover all Tax (as the case may be) for which the Company was then or might at any time thereafter become or have become liable in respect of all periods ending on or before the GM Accounts Date.

7.5. The Company is not involved in any material dispute in relation to Tax with any Tax Authority.

8. EMPLOYMENT

8.1. The Vendors shall procure that the GM Key Personnel shall continue to serve in or be employed by the Company after Completion so that the operation of the Company shall continue and not be adversely affected after Completion.

8.2. So far as the Vendors are aware,

(a) all contracts of service to which the Company is a Party can be terminated by it without payment of compensation (save as provided by legislation) by not more than three months' notice or less without compensation (other than compensation in accordance with the Employment Ordinance) or the relevant legislation;

(b) the Company is not a Party to any agreement, arrangement or scheme (whether or not legally enforceable) for profit sharing or for the payment to employees of bonuses or incentive payments or the like of a material nature; or any collective bargaining or procedural or other agreement with any trade union or association;

(c) other than any retirement scheme as required under the Mandatory Provident Funds Ordinance of Hong Kong or required by any applicable laws, the Company is under no legal liability or obligation or not a Party to any other retirement scheme or ex-gratia arrangement; and

(d) the Company is not under any obligation (whether actual or contingent) to any former employee whether for breach of any contract of service, for compensation for wrongful dismissal or for unfair dismissal or for payment of any salaries, wages, pensions, gratuities, severance pay, long service payment, bonuses or otherwise howsoever or whatsoever and no tax, levy,

contribution or payment in respect of any former employee whether to any governmental authority, pension fund, scheme or trust or otherwise howsoever or whatsoever is outstanding or disputed.

8.3. Particulars of all beneficial loans or other benefits in kind enjoyed by any director of the Company (including the directors' loan in the sum of HK$1,874,000 due by Mr. Johnny Law Chun Ming to the Company) have been disclosed in the GM Accounts.

8.4. The Company has not given any guarantee or assumed any obligations in relation to the employees of any other person.

9. ASSETS

9.1. The Company owned at the GM Accounts Date, and had good and marketable title to, and (except for current assets subsequently sold or realised in the ordinary course of business) still owns and has good and marketable title to, all the assets included in the GM Accounts and to all assets acquired since the GM Accounts Date and not subsequently sold or realised as aforesaid.

9.2. Save as disclosed in the GM Accounts, the Company has not created, or granted, or agreed to create or grant, any security interest or other encumbrance in respect of any of the assets included in the GM Accounts or acquired or agreed to be acquired since the GM Accounts Date, otherwise than in the ordinary course of its business.

9.3. Save as disclosed in the GM Accounts and save in the ordinary course of its business, none of the property, assets, undertaking, goodwill or uncalled capital of the Company is subject to, and the Company has not agreed to grant in respect of the same, any option, charge, lien or encumbrance, or right of pre-emption.

10. INSURANCE

All material assets, undertakings and risks of the Company of an insurable nature are, and have at all material times been, insured in appropriate amounts against risks normally insured against in respect of such assets and undertakings by persons carrying on the same business.

11. LITIGATION, DISPUTES AND WINDING UP

11.1. The Company is not a party to a civil, criminal, arbitration, administrative or other proceeding ("Proceeding") (other than in relation to the collection of debts arising in the ordinary course of business of the Company as disclosed by the Vendors), nor is any such Proceeding pending or threatened in writing by or against the Company (other than in relation to the collection of debts arising in the usual course of business), which Proceeding is expected to have a Material Adverse Effect on the Company.

11.2. There are no unfulfilled or unsatisfied judgment or court orders against the Company.

11.3. To the best knowledge, information and belief of the Vendors, neither the Company nor any of its directors, officers, employees, dealing directors, investment advisers or responsible officer (as such term is defined in the SFO) is subject to any investigation, inspection, examination or review by the SFC or any other government or regulatory authorities, and no such investigation, inspection examination or review is threatened or pending and there are no facts known to the Vendors or the Company or any of their directors, officers, dealing directors or investment advisers which (with or without the giving of notices of lapse of time) might give rise to any such investigation, inspection, examination and review.

11.4. The Company has promptly complied with all requirements in respect of all investigations, inspections, examinations and reviews conducted by the SFC, the other Licensing Authorities and other government or regulatory authorities against any client of the Company. There are no facts known to the Company or any directors, officers, dealing directors, investment advisers or responsible director of the Company which might render the Company liable for any matter being the subject of such investigations, inspections, examinations and reviews.

11.5. Save for the enforcement of debts owed to the Company in the ordinary course of business, the Company is not engaged in (nor is any director in relation to the affairs of the Company engaged in) any legal proceedings (including litigation, arbitration and prosecution) and no such proceedings are pending or threatened, nor are there any facts likely to give rise to such proceedings known or which would on reasonable enquiry be known to the Company or its directors.

11.6. No order has been made, or petition presented, or resolution passed for the winding up of the Company; nor has any distress, execution or other process been levied in respect of the Company which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court order outstanding against the Company.

12. MISCELLANEOUS

12.1. The information set out in this Agreement is true, accurate and complete in all material respects.

12.2. All representations, warranties and undertakings contained in the foregoing provisions of this Schedule shall be deemed to be repeated at Completion and to relate to the facts then existing.

12.3. The Company has not:

(a) committed any breach of any statutory provision, order, bye-law or regulation binding upon it or of any provision of its memorandum of association or articles of association or of any trust deed, agreement or licence to which it is a Party or of any covenant, mortgage, charge or debenture given by it;

(b) entered into any transaction which is still executory and which is or may be unenforceable by reason of the transaction being voidable at the instance of any other Party or ultra vires, void or illegal; or

(c) omitted to do anything required or permitted to be done by it necessary for the protection of its respective title to or for the enforcement or the preservation of any order or priority of any properties or rights owned by it.

12.4. All information contained in this Agreement was when given true and accurate in all material respects and there is no material fact or material matter which has not been disclosed, which may render any such information or documents untrue, inaccurate or misleading at the date of this Agreement or which if disclosed might reasonably be expected to influence materially and adversely the Purchaser's decision to purchase the Sale Shares on the terms of this Agreement.

12.5. Each of the Vendors acknowledges that if it is found on or prior to Completion that any of the GM Warranties is in any material respect untrue, incorrect or unfulfilled or if the Purchaser becomes aware of the occurrence of a Material Adverse Effect, the Purchaser shall be entitled by notice in writing to the Vendors to rescind this Agreement but (a) failure to exercise this right shall not constitute a waiver of any other rights, or prejudice any claim of the Purchaser arising by reason of any breach of any warranty and (b) exercise of this right shall be without prejudice to any other rights and remedies the Purchaser may have hereunder.

12.6. The Vendors jointly and severally undertake to indemnify the Purchaser and keep the Purchaser indemnified to the fullest extent permitted by law and against all losses, liabilities, costs and expenses (including reasonable fees of attorneys and other professional advisers) suffered by the Purchaser as a result of any material breach of any of the GM Warranties or any other material breach of any undertakings, covenants, obligations or provisions of this Agreement.

12.7. The GM Warranties are qualified by:

(a) all matters disclosed, provided for, noted or referred to in the GM Accounts; and

(b) all matters set out or referred to in this Agreement (including the schedules and annexures to this Agreement).

SCHEDULE 6

GLAM AUDITED ACCOUNTS

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SCHEDULE 7

GLAM MANAGEMENT ACCOUNTS

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Schedule 8: Grand Moore Audited Accounts

SCHEDULE 8

GRAND MOORE AUDITED ACCOUNTS

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SCHEDULE 9

GRAND MOORE MANAGEMENT ACCOUNTS

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